Exhibit 2.5

FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of the 11th day of January, 2017, by and between JANAF SHOPPING CENTER, LLC, a Delaware limited liability company (“JSC”), JANAF SHOPS, LLC, a Virginia limited liability company (“Shops”), JANAF HQ, LLC, a Virginia limited liability company (“JHQ”) and JANAF CROSSINGS, LLC, a Virginia limited liability company (“Crossings”) (collectively and each individually, “Seller”), and WHLR-JANAF, LLC, a Delaware limited liability company, or assigns (the “Purchaser”).
RECITALS
R-1.    Seller and Purchaser are parties to a certain Purchase and Sale Agreement (as amended, the “Purchase Agreement”) dated as of November 3, 2016, relating to certain Property located in the City of Norfolk, Virginia, more particularly described in the Purchase Agreement.
R-2.    This Purchase Agreement has been amended by First Amendment to Purchase and Sale Agreement dated December 2, 2016, by Second Amendment to Purchase Agreement dated January 6, 2017, and by Third Amendment to Purchase and Sale Agreement dated January 9, 2017.
R-3.    Seller and Purchaser desire to amend the Purchase Agreement to extend the Review Period so that it shall end on January 13, 2017.
AMENDMENT
NOW, THEREFORE, for and in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:
1.Review Period. The definition of “Review Period” on page 2 of the Purchase Agreement (Section I under the heading “Definitions”) is hereby deleted in its entirety and restated as follows:
“Review Period” shall mean the period commencing on the Effective Date and ending at 5:00 p.m. (Norfolk, Virginia time) on January 13, 2017.

2.Miscellaneous. Except as expressly amended in this Amendment, the Purchase Agreement shall remain in full force and effect. Any defined terms not defined in this Amendment shall have the same definition and meaning as set forth in the Purchase Agreement. In the event of a conflict between the terms, conditions and provisions of the Purchase Agreement and those of this Amendment, the terms, conditions and provisions of this Amendment shall prevail.
3.Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and/or with counterpart signature pages, all of which shall be treated collectively as representing the single execution of this Amendment. This Amendment may also be executed through facsimile/electronic signatures, which shall have the same binding effect on the parties as original signatures.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to Purchase and Sale Agreement.

PURCHASER:

WHLR-JANAF, LLC, a Delaware limited liability company

By:	Wheeler REIT, L.P., a Virginia limited partnership, its Sole Member

By:	Wheeler Real Estate Investment Trust, Inc., a Maryland corporation, its General Partner

By:    /s/ Jon S. Wheeler
Jon S. Wheeler, Chief Executive Officer

SELLER:

JANAF SHOPPING CENTER, LLC,
a Delaware limited liability company

By:     Janaf Shopping Center Mezz LLC,

a Michigan limited liability company,
its Sole Member

By:	GPR McKinley Manager LLC,
a Michigan limited liability company,
its Manager

By:	/s/ Albert M. Berriz
Albert M. Berriz, Manager

JANAF SHOPS, LLC,
a Delaware limited liability company

By:     Janaf Associates Mezz LLC,
a Michigan limited liability company,
its Sole Member

By:	GPR McKinley Manager LLC,
a Michigan limited liability company,
its Manager

By:	/s/ Albert M. Berriz
Albert M. Berriz, Manager

JANAF CROSSINGS, LLC,
a Virginia limited liability company

By:    Janaf Crossings Manager LLC
a Virginia limited liability company,
its Manager

By:	/s/ Albert M. Berriz
Albert M. Berriz, Manager

JANAF HQ, LLC,
a Virginia limited liability company

By:     GPR McKinley Manager LLC,
a Michigan limited liability company,
its Manager

By:	/s/ Albert M. Berriz
Albert M. Berriz, Manager

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